Exhibit 99.1
FOR IMMEDIATE RELEASE
February 21, 2011
Huron Consulting Group Announces
Fourth Quarter and Full Year 2010 Financial Results
Fourth Quarter Highlights and 2011 Guidance
•	Revenues of $144.2 million for Q4 2010 increased from $141.9 million in Q4 2009.

•	Net loss from continuing operations for Q4 2010, which was negatively impacted by a previously announced litigation settlement, was $4.9 million, or $0.23 per share(7), compared to income of $9.5 million, or $0.47 per diluted share(7), for Q4 2009. Non-GAAP Adjusted Net Income(6) was $8.4 million, or $0.40 per diluted share, for Q4 2010 compared to $13.6 million, or $0.67 per diluted share, for Q4 2009.

•	Full-time billable consultant utilization rate(3) was 78.8% during Q4 2010 compared to 69.0% in Q4 2009.

•	Average number of full-time billable consultants(2) was 1,101 for Q4 2010 compared to 1,085 for the same period last year. The average number of full-time equivalent professionals(5) increased 10.0% to 1,120 for Q4 2010 compared to 1,018 for the same period last year.

•	Company anticipates full year 2011 revenues will be in a range of $580 million to $620 million.
CHICAGO — February 21, 2011 — Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the fourth quarter and full year ended December 31, 2010.
“Huron’s results for the quarter reflect solid performance in our Legal Consulting segment and in our Healthcare practice,” said James H. Roth, chief executive officer, Huron Consulting Group. “As our clients navigate the ongoing uncertainties in their businesses, they continue to rely on Huron expertise to help them achieve their market objectives. The strength of our client base and their continued reliance on Huron expertise is recognition of the competency of our personnel and our ability to provide value.”
“We have entered 2011 with optimism about the opportunities across all of our businesses. While the year is still young, we see encouraging signs in the marketplace. Within our Healthcare practice, our hospital clients continue to face challenges stemming from declining margins and uncertain implications associated with evolving healthcare reform. Within our Higher Education and Life Sciences practices, many institutions are facing similar financial pressures due to state and federal cutbacks. Following historical patterns, financial pressures and industry reform typically create opportunities for consulting firms. Our Legal Consulting practice, which had a very strong second half of 2010, is continuing to meet the demands of its global client base,” added Roth.
Fourth Quarter 2010 Results
The following information is reported on a “continuing operations” basis unless otherwise noted. Results also reflect the previously announced proposed settlement of the purported class action lawsuit, which resulted in a pre-tax charge of $12.6 million, or $0.36 per diluted share, in the fourth quarter of 2010.

Revenues for the fourth quarter of 2010 were $144.2 million compared to $141.9 million for the fourth quarter of 2009. The Company’s fourth quarter 2010 operating income was $1.3 million compared to $16.2 million in the fourth quarter of 2009. Net income from continuing operations was a loss of $4.9 million, or a loss of $0.23 per share, for the fourth quarter of 2010 compared to income of $9.5 million, or $0.47 per diluted share, for the same period last year. Net income, including discontinued operations, was a loss of $3.8 million, or a loss of $0.18 per share, for the fourth quarter of 2010 compared to income of $14.4 million, or $0.71 per diluted share, for the same period last year.
Fourth quarter 2010 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $7.3 million, compared to $22.6 million in the comparable quarter last year.
In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended
	December 31,
	2010	2009
Amortization of intangible assets	$2,520	$2,303
Restatement related expenses	$4,423	$4,063
Restructuring charges	$2,603	$591
Litigation settlement, net	$12,552	$—
Adjusted EBITDA(6) was $26.9 million, or 18.7% of revenues, in the fourth quarter of 2010, compared to $27.2 million, or 19.2% of revenues, in the comparable quarter last year. Non-GAAP Adjusted Net Income(6) was $8.4 million, or $0.40 per diluted share, for the fourth quarter of 2010 compared to $13.6 million, or $0.67 per diluted share, for the comparable period in 2009.
The average number of full-time billable consultants(2) was 1,101 in the fourth quarter of 2010 compared to 1,085 in the same quarter last year. Full-time billable consultant utilization rate(3) was 78.8% during the fourth quarter of 2010 compared with 69.0% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $239 for the fourth quarter of 2010 compared to $285 for the fourth quarter of 2009. The average number of full-time equivalent professionals(5) increased 10.0% to 1,120 in the fourth quarter of 2010 from 1,018 in the comparable period in 2009.
Full Year 2010 Results
The following information is reported on a “continuing operations” basis unless otherwise noted. Results also reflect the previously announced proposed settlement of the purported class action lawsuit, which resulted in a pre-tax charge of $12.6 million, or $0.36 per diluted share, for the full year 2010.
Revenues were $553.0 million for the full year 2010 compared to $559.5 million for the full year 2009. The Company’s operating income for the full year 2010 was $43.0 million compared to a loss of $13.0 million for the full year 2009. Net income from continuing operations was $12.4 million, or $0.60 per diluted share, for the full year 2010 compared to a loss of $20.5 million, or a loss $1.02 per share, for the same period last year. Net income, including discontinued operations, was $8.5 million, or $0.41 per diluted share, for the full year 2010 compared to a loss of $32.9 million, or a loss $1.63 per share, for the same period last year.
EBITDA(6) was $65.7 million for the full year 2010, compared to $13.8 million for the same period in 2009.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months
	Ended
	December 31,
	2010	2009
Amortization of intangible assets	$8,123	$9,903
Non-cash compensation(1)	$—	$7,500
Restatement related expenses	$8,666	$17,490
Restructuring charges	$4,063	$2,533
Impairment charge on goodwill	$—	$67,034
Litigation settlements, net	$17,316	$—
Other gain	$—	$(2,687)
Adjusted EBITDA(6) was $95.7 million, or 17.3% of revenues, for the full year 2010 compared to $105.7 million, or 18.9% of revenues, in the comparable period last year. Non-GAAP Adjusted Net Income(6) was $35.3 million, or $1.70 per diluted share, for the full year 2010 compared to $42.6 million, or $2.08 per diluted share, for the comparable period in 2009.
The average number of full-time billable consultants(2) was 1,068 for the full year 2010 compared to 1,113 in the same period last year. Full-time billable consultant utilization rate(3) was 73.9% for the full year 2010 compared with 72.3% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $242 for the full year 2010 compared to $270 for the full year 2009. The average number of full-time equivalent professionals(5) increased 19.5% to 1,025 for the full year 2010 from 858 in the comparable period of 2009.
Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments as follows: Health and Education Consulting, Legal Consulting, and Financial Consulting, representing 61%, 26% and 13% of full year 2010 total revenues, respectively.
Financial results by segment are included in the attached schedules and in Huron’s Form 10-K filing for the year ended December 31, 2010.
Discontinued Operations
As previously disclosed, the Company divested its Strategy business effective December 31, 2009 and wound down its Japan operations effective June 30, 2010. The Company also exited the Utilities consulting practice in the third quarter of 2010. Additionally, the Company divested its Disputes & Investigations practice, a part of its Financial Consulting segment, effective September 30, 2010.
The results for the above mentioned Financial Consulting segment businesses are reported as discontinued operations for the periods presented.
Acquisitions
In November 2010, the Company acquired Click Commerce, Inc. and TRILANTIC International Limited in the Health and Education Consulting and Legal Consulting segments, respectively.

Click Commerce, Inc. is a provider of software-based solutions and professional services for the business of research to leading academic medical centers and research institutions. TRILANTIC is an e-discovery business providing technology solutions to clients in Europe and the Middle East.
Outlook for 2011
Based on currently available information, the Company provided guidance for full year 2011 revenues before reimbursable expenses in a range of $580.0 million to $620.0 million. The Company also anticipates EBITDA(8,10) in a range of $94.5 million to $104.5 million, Adjusted EBITDA(8,10) in a range of $101.5 million to $111.5 million, GAAP diluted earnings per share in a range of $1.45 to $1.70, and non-GAAP adjusted diluted earnings per share(8,10) in a range of $1.85 to $2.10.
Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.
Fourth Quarter and Full Year 2010 Webcast
The Company will host a webcast to discuss its financial results tomorrow, February 22, 2011, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.
Use of Non-GAAP Financial Measures(6,10)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income (loss), net income (loss) from continuing operations and diluted earnings (loss) per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the request by the

United States Attorney’s Office for the Northern District of Illinois for certain documents, (iv) final approval of the proposed settlement of the purported class action lawsuit related to the restatement, and (v) the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; that existing market conditions continue to trend upward; that we will receive final approval of the proposed settlement of the purported class action lawsuit related to the restatement; and the share price of the shares of our common stock included as a portion of the settlement consideration at the time of issuance. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our forthcoming 2010 Annual Report on Form 10-K for the full year ended December 31, 2010 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com
Investor Contact:
James K. Rojas, Chief Financial Officer
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues and reimbursable expenses:
Revenues	$144,169	$141,884	$553,007	$559,458
Reimbursable expenses	14,744	10,740	51,593	47,632

Total revenues and reimbursable expenses	158,913	152,624	604,600	607,090
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	88,424	85,149	343,618	342,816
Intangible assets amortization	1,466	961	4,125	4,695
Reimbursable expenses	14,551	10,750	51,466	47,646

Total direct costs and reimbursable expenses	104,441	96,860	399,209	395,157

Operating expenses:
Selling, general and administrative	29,036	29,481	113,786	118,424
Restructuring charges	2,603	591	4,063	2,533
Restatement related expenses	4,423	4,063	8,666	17,490
Litigation settlements, net	12,552	—	17,316	—
Depreciation and amortization	4,531	5,443	18,605	22,116
Impairment charge on goodwill	—	—	—	67,034

Total operating expenses	53,145	39,578	162,436	227,597
Other gain	—	—	—	2,687

Operating income (loss)	1,327	16,186	42,955	(12,977)
Other income (expense):
Interest expense, net of interest income	(3,854)	(3,246)	(14,402)	(12,256)
Other income	219	693	262	1,883

Total other expense	(3,635)	(2,553)	(14,140)	(10,373)

(Loss) income from continuing operations before income tax expense	(2,308)	13,633	28,815	(23,350)
Income tax expense (benefit)	2,559	4,126	16,434	(2,839)

Net (loss) income from continuing operations	(4,867)	9,507	12,381	(20,511)
Income (loss) from discontinued operations (including gain on disposal of $1.2 million during the twelve months ended December 31, 2010 and loss on disposal of $0.4 million during the three and twelve months ended December 31, 2009), net of tax	1,053	4,892	(3,856)	(12,362)

Net (loss) income	$(3,814)	$14,399	$8,525	$(32,873)

Net earnings (loss) per basic share:
(Loss) income from continuing operations	$(0.23)	$0.47	$0.60	$(1.02)
Income (loss) from discontinued operations, net of tax	$0.05	$0.24	$(0.19)	$(0.61)

Net (loss) income	$(0.18)	$0.71	$0.41	$(1.63)

Net earnings (loss) per diluted share:
(Loss) income from continuing operations	$(0.23)	$0.47	$0.60	$(1.02)
Income (loss) from discontinued operations, net of tax	$0.05	$0.24	$(0.19)	$(0.61)

Net (loss) income	$(0.18)	$0.71	$0.41	$(1.63)

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,728	20,271	20,546	20,114
Diluted	20,728	20,419	20,774	20,114

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$6,271	$5,715
Receivables from clients, net	91,389	75,845
Unbilled services, net	33,076	34,441
Income tax receivable	4,896	18,911
Deferred income taxes	19,853	16,338
Insurance recovery receivable	27,000	—
Prepaid expenses and other current assets	15,653	19,078
Current assets of discontinued operations	2,476	22,455

Total current assets	200,614	192,783
Property and equipment, net	32,935	39,133
Deferred income taxes	12,440	21,298
Other non-current assets	10,575	14,134
Intangible assets, net	26,205	22,406
Goodwill	506,214	464,169
Non-current assets of discontinued operations	—	292

Total assets	$788,983	$754,215

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,310	$7,150
Accrued expenses	28,849	29,185
Accrued payroll and related benefits	45,184	69,758
Accrued consideration for business acquisitions, current portion	25,013	63,188
Accrued litigation settlement	39,552	—
Income tax payable	451	874
Deferred revenues	18,069	13,155
Current portion of capital lease obligations	32	278
Current liabilities of discontinued operations	699	9,405

Total current liabilities	166,159	192,993
Non-current liabilities:
Deferred compensation and other liabilities	6,282	6,131
Accrued consideration for business acquisitions, net of current portion	3,847	—
Capital lease obligations, net of current portion	—	5
Bank borrowings	257,000	219,000
Deferred lease incentives	7,323	8,681
Non-current liabilities of discontinued operations	—	416

Total non-current liabilities	274,452	234,233

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 23,221,287 and 22,624,515 shares issued at December 31, 2010 and 2009, respectively	222	213
Treasury stock, at cost, 1,343,201 and 995,409 shares at December 31, 2010 and 2009, respectively	(65,675)	(51,561)
Additional paid-in capital	363,402	335,272
Retained earnings	52,383	43,858
Accumulated other comprehensive loss	(1,960)	(793)

Total stockholders’ equity	348,372	326,989

Total liabilities and stockholders’ equity	$788,983	$754,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$8,525	$(32,873)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,861	28,333
Share-based compensation	20,682	19,904
Non-cash compensation	—	8,333
Allowances for doubtful accounts and unbilled services	350	1,993
Deferred income taxes	(863)	(27,892)
Loss on disposal of property and equipment	208	—
Gain on sale of business	(1,232)	—
Non-cash portion of litigation settlement	12,552
Impairment charge on goodwill	—	106,000
Write-down of goodwill and intangibles related to sale of business	—	3,425
Other gains	—	(3,286)
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	(554)	(2,597)
Decrease (increase) in unbilled services	6,210	2,503
Decrease (increase) in current income tax receivable / payable, net	13,106	(15,957)
Decrease (increase) in other assets	2,274	(622)
(Decrease) increase in accounts payable and accrued liabilities	(3,665)	6,928
(Decrease) increase in accrued payroll and related benefits	(33,439)	28,335
Increase (decrease) in deferred revenues	3,036	(8,601)

Net cash provided by operating activities	50,051	113,926

Cash flows from investing activities:
Purchases of property and equipment, net	(8,500)	(12,616)
Net surrender of (investment in) life insurance policies	687	(395)
Purchases of businesses, net of cash acquired	(87,946)	(51,550)
Sales of businesses	7,942	—

Net cash used in investing activities	(87,817)	(64,561)

Cash flows from financing activities:
Proceeds from exercise of stock options	73	162
Shares redeemed for employee tax withholdings	(1,550)	(3,304)
Tax benefit from share-based compensation	1,291	7,952
Proceeds from borrowings under credit facility	363,500	246,000
Repayments on credit facility	(325,500)	(307,000)
Principal payments of notes payable and capital lease obligations	(257)	(370)

Net cash provided by (used in) financing activities	37,557	(56,560)

Effect of exchange rate changes on cash	97	(452)

Net (decrease) increase in cash and cash equivalents	(112)	(7,647)
Cash and cash equivalents at beginning of the period	6,459	14,106

Cash and cash equivalents at end of the period (*)	$6,347	$6,459

(*)	Cash and cash equivalents presented herein includes $0.1 million and $0.7 million of cash and cash equivalents classified as discontinued operations as of December 31, 2010 and 2009, respectively.

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended		Percent
	December 31,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)
Health and Education Consulting:
Revenues	$88,541	$90,676	(2.4%)
Operating income	$30,472	$34,549	(11.8%)
Segment operating income as a percent of segment revenues	34.4%	38.1%
Legal Consulting:
Revenues	$39,789	$31,401	26.7%
Operating income	$10,836	$5,719	89.5%
Segment operating income as a percent of segment revenues	27.2%	18.2%
Financial Consulting:
Revenues	$15,839	$19,807	(20.0%)
Operating income	$5,062	$7,196	(29.7%)
Segment operating income as a percent of segment revenues	32.0%	36.3%
Total Company:
Revenues	$144,169	$141,884	1.6%
Reimbursable expenses	14,744	10,740	37.3%

Total revenues and reimbursable expenses	$158,913	$152,624	4.1%

Statement of operations reconciliation:
Segment operating income	$46,370	$47,464	(2.3%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	40,512	25,835	56.8%
Depreciation and amortization expense	4,531	5,443	(16.8%)

Total operating income	1,327	16,186	(91.8%)
Other expense, net	3,635	2,553	42.4%

Income (loss) from continuing operations before income tax expense	$(2,308)	$13,633	(116.9%)

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	907	857	5.8%
Legal Consulting	122	141	(13.5%)
Financial Consulting	86	87	(1.1%)

Total	1,115	1,085	2.8%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	890	854
Legal Consulting	123	140
Financial Consulting	88	91

Total	1,101	1,085
Full-time billable consultant utilization rate (3):
Health and Education Consulting	80.3%	72.4%
Legal Consulting	65.2%	54.6%
Financial Consulting	82.4%	58.6%
Total	78.8%	69.0%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
	December 31,
Other Operating Data:	2010	2009
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$234	$287
Legal Consulting	$212	$192
Financial Consulting	$312	$375
Total	$239	$285
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$84	$94
Legal Consulting	$55	$45
Financial Consulting	$118	$118
Total	$83	$90
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	154	132
Legal Consulting	881	750
Financial Consulting	85	136

Total	1,120	1,018
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$92	$76
Legal Consulting	$37	$34
Financial Consulting	$64	$67
Total	$47	$43

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended		Percent
	December 31,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)
Health and Education Consulting:
Revenues	$338,288	$373,881	(9.5%)
Operating income (1)	$112,339	$141,295	(20.5%)
Segment operating income as a percent of segment revenues	33.2%	37.8%
Legal Consulting:
Revenues	$144,730	$114,824	26.0%
Operating income	$39,254	$22,035	78.1%
Segment operating income as a percent of segment revenues	27.1%	19.2%
Financial Consulting:
Revenues	$69,989	$70,753	(1.1%)
Operating income (1)	$20,323	$17,205	18.1%
Segment operating income as a percent of segment revenues	29.0%	24.3%
Total Company:
Revenues	$553,007	$559,458	(1.2%)
Reimbursable expenses	51,593	47,632	8.3%

Total revenues and reimbursable expenses	$604,600	$607,090	(0.4%)

Statement of operations reconciliation:
Segment operating income	$171,916	$180,535	(4.8%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	110,356	104,362	5.7%
Depreciation and amortization expense	18,605	22,116	(15.9%)
Impairment charge on goodwill	—	67,034	(100.0%)

Total operating income (loss)	42,955	(12,977)	N/M
Other expense, net	14,140	10,373	36.3%

Income (loss) from continuing operations before income tax expense	$28,815	$(23,350)	N/M

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	907	857	5.8%
Legal Consulting	122	141	(13.5%)
Financial Consulting	86	87	(1.1%)

Total	1,115	1,085	2.8%
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	858	875
Legal Consulting	128	148
Financial Consulting	82	90

Total	1,068	1,113
Full-time billable consultant utilization rate (3):
Health and Education Consulting	75.3%	75.3%
Legal Consulting	62.9%	57.1%
Financial Consulting	75.4%	68.8%
Total	73.9%	72.3%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Twelve Months Ended
	December 31,
Other Operating Data:	2010	2009
Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$239	$272
Legal Consulting	$206	$207
Financial Consulting	$309	$323
Total	$242	$270
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$333	$385
Legal Consulting	$221	$216
Financial Consulting	$503	$486
Total	$332	$370
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	152	111
Legal Consulting	765	644
Financial Consulting	108	103

Total	1,025	858
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$348	$335
Legal Consulting	$152	$129
Financial Consulting	$266	$262
Total	$193	$171

(1)	Includes non-cash compensation expense, which represents acquisition-related payments made by the Company to selling shareholders of certain acquired businesses that were subsequently redistributed by such selling shareholders, as follows (in thousands). See the Company’s Form 10-K for the year ended December 31, 2009 for additional information.

Twelve Months Ended
December 31, 2009
Health and Education Consulting	$5,605
Financial Consulting	1,895

Total	$7,500

(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.
N/M — Not meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues	$144,169	$141,884	$553,007	$559,458

Net income (loss) from continuing operations	$(4,867)	$9,507	$12,381	$(20,511)
Add back:
Income tax expense (benefit)	2,559	4,126	16,434	(2,839)
Interest and other expenses	3,635	2,553	14,140	10,373
Depreciation and amortization	5,997	6,404	22,730	26,811

Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	7,324	22,590	65,685	13,834
Add back:
Non-cash compensation (1)	—	—	—	7,500
Restatement related expenses	4,423	4,063	8,666	17,490
Restructuring charges	2,603	591	4,063	2,533
Impairment charge on goodwill	—	—	—	67,034
Litigation settlements, net	12,552	—	17,316	—
Other gain	—	—	—	(2,687)

Adjusted EBITDA (6)	$26,902	$27,244	$95,730	$105,704

Adjusted EBITDA as a percentage of revenues (6)	18.7%	19.2%	17.3%	18.9%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss) from continuing operations	$(4,867)	$9,507	$12,381	$(20,511)

Weighted average shares — diluted (7)	20,728	20,419	20,774	20,114
Diluted earnings (loss) per share from continuing operations	$(0.23)	$0.47	$0.60	$(1.02)

Add back:
Amortization of intangible assets	2,520	2,303	8,123	9,903
Non-cash compensation (1)	—	—	—	7,500
Restatement related expenses	4,423	4,063	8,666	17,490
Restructuring charges	2,603	591	4,063	2,533
Impairment charge on goodwill	—	—	—	67,034
Litigation settlements, net	12,552	—	17,316	—
Other gain	—	—	—	(2,687)
Tax effect	(8,839)	(2,852)	(15,267)	(38,652)

Total adjustments, net of tax	13,259	4,105	22,901	63,121

Adjusted net income from continuing operations (6)	$8,392	$13,612	$35,282	$42,610

Weighted average shares — diluted	20,988	20,419	20,774	20,526
Adjusted diluted earnings per share from continuing operations (6)	$0.40	$0.67	$1.70	$2.08

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)	In the three month period ending December 31, 2010 and the twelve month period ending December 31, 2009, the Company’s earnings from continuing operations resulted in a net loss, therefore, basic weighted average common shares outstanding is used in computing diluted loss per share. For the twelve month period ending December 31, 2010 and the three month period ending December 31, 2009, diluted weighted average common shares outstanding is used in computing diluted earnings per share.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2011 OUTLOOK
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8) TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2011
	Guidance Range
	Low	High

Projected revenues — GAAP	$580.0	$620.0

Projected net income from continuing operations — GAAP (8)	$32.0	$37.5
Add back:
Income tax expense	26.0	30.5
Interest and other expenses	14.0	14.0
Depreciation and amortization	22.5	22.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8) (10)	94.5	104.5
Add back:
Restructuring and restatement related expenses (9)	7.0	7.0

Projected adjusted EBITDA (8) (10)	$101.5	$111.5

Projected adjusted EBITDA as a percentage of projected revenues (10)	17.5%	18.0%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2011
	Guidance Range
	Low	High

Projected net income from continuing operations — GAAP (8)	$32.0	$37.5

Projected diluted earnings per share from continuing operations — GAAP (8)	$1.45	$1.70

Add back:
Amortization of intangible assets	8.0	8.0
Restructuring and restatement related expenses (9)	7.0	7.0
Tax effect	(6.0)	(6.0)

Total adjustments, net of tax	9.0	9.0
Projected adjusted net income from continuing operations (8) (10)	$41.0	$46.5

Projected adjusted diluted earnings per share from continuing operations (8) (10)	$1.85	$2.10

(8)	Projected net income from continuing operations — GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share from continuing operations — GAAP, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations exclude (i) potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts (“Liabilities”) that may be incurred in connection with (A) the SEC investigations into the restatement and the allocation of time within a certain practice group, (B) the purported private shareholder class action and derivative lawsuits in respect of the restatement, (C) the proposed settlement of the purported class action lawsuit in respect of the restatement, including any adjustments to the $12.6 million non-cash charge related to changes in the fair value at the time of issuance of the shares of our common stock included as a portion of the settlement consideration and (D) the request by the USAO for the Northern District of Illinois for certain documents, which Liabilities cannot be estimated and could be material and (ii) other unanticipated costs and expenses in connection with the SEC investigations, the purported private shareholder class action and derivative lawsuits, or the request by the USAO for the Northern District of Illinois for certain documents, which unanticipated costs and expenses could be material. See the Company’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended March 31, 2010, Form 10-Q for the quarter ended June 30, 2010, and Form 10-Q for the quarter ended September 30, 2010, filed on February 23, 2010, April 29, 2010, July 29, 2010 and November 4, 2010, respectively, as well as the Company’s Form 10-K for the year ended December 31, 2010, which the Company intends to file on February 22, 2011, for additional information about the SEC investigations, purported private shareholder class action and derivative lawsuits and the USAO’s request for certain documents.

(9)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the purported shareholder class action and derivative lawsuits, the proposed settlement of the purported class action lawsuit and the USAO’s request for certain documents and do not include the potential Liabilities or unanticipated costs and expenses outlined in footnote (8), above. The cash portion of the proposed class action settlement consideration was funded into escrow in its entirety by our insurance carriers. As a result of this payment, we will not receive any further contributions from our insurance carriers for the reimbursement of legal fees expended on the finalization of the proposed class action settlement or any amounts (including any damages, settlement costs or legal fees) with respect to the restatement matters discussed above.

(10)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. Our management uses these non-GAAP financial measures to gain an understanding of the Company’s prospective results as compared to the Company’s historical results. These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the Company’s historical financial results, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s prospective and current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.